AMENDED
                SUPPLEMENTAL RETIREMENT AGREEMENT

  AMENDMENT dated as of October 18, 1995 to the Amended Supplemental Retirement Agreement dated as of October 20, 1993 (the "Amended Agreement") by and (the "Employee") and Crompton & Knowles Corporation, a Massachusetts corporation (the "Corporation").

                           WITNESSETH:

  WHEREAS, the Employee and the Corporation wish to make certain changes in the Amended Agreement and to restate the Amended Agreement, as further amended hereby, in the form of this Amended Supplemental Retirement Agreement (the "Agreement");

  NOW, THEREFORE, the Employee and the Corporation hereby agree that the Amended Agreement shall be further amended and restated in its entirety to read as follows:

  1. The Corporation has entered into this Agreement to induce the Employee to continue in its employment, recognizing that in the case of a limited number of key executive employees to whom similar contracts may be offered the ordinary retirement benefits provided under the Corporation's retirement system do not afford sufficient incentive in terms of economic security, when compared with retirement arrangements available from other prospective employers who have been, are, or may be competing for their services. Nothing herein shall be deemed a contract of employment for any minimum fixed term, or shall restrict the freedom of the Corporation or the Employee to terminate the employment relationship between them at any time.

  2. All references herein to the Corporation shall be deemed to include any subsidiary, which shall be defined as meaning any corporation of which this Corporation owns all of the voting stock.

  3. For the purposes of this Agreement, the following terms shall have the following meanings:

      (a) "Normal Retirement Date" shall mean the first day of the month on or next after the Employee's sixty-fifth (65th) birthday.

      (b) "Compensation" shall mean all of the Employee's cash compensation for a calendar year, including salary, any amount contributed by the Employee to a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, and any incentive compensation award or bonus with respect to such year (even if paid in a subsequent year), but excluding any incentive compensation award or bonus paid during such year with respect to a prior year and extraordinary earnings such as insurance costs or gains on exercise of stock options.

      (c) "Actuarial Equivalent" shall mean an amount of equivalent value computed on the basis of the actuarial assumptions used from time to time by the actuarial consultants employed by the Corporation in connection with its employee benefit plans, but using an interest assumption which is not less than the Pension Benefit Guaranty Corporation interest assumption in effect at the beginning of the month as of which the computation is made.

      (d) "Cause" shall mean (i)the Employee's willful and continued failure to substantially perform assigned duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination for Good Reason), after a demand for substantial performance is delivered to the Employee by the Board of Directors of the Corporation, specifically identifying the manner in which the Board believes that the duties have not been substantially performed, or (ii) the Employee's willful conduct which is demonstrably and materially injurious to the Corporation. For purposes of this sub-paragraph (d), no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

      (e)  "Good Reason" shall mean (i) the assignment to the   Employee of
any duties inconsistent in any respect with the Employee's position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities as contemplated by any Employment Agreement between the Employee and the Corporation, or any other action by the Corporation which results in a diminishment in such position,authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the Employee; (ii) any failure by the Corporation to comply with any of the provisions of any Employment Agreement between the Employee and the Corporation, other than an insubstantial and inadvertent failure which is remedied by the Corporation promptly after receipt of notice thereof given by the Employee; (iii) any change not concurred in by the Employee in the location of the office at which the Employee is principally based, except for travel reasonably required in the performance of the Employee's responsibilities and substantially consistent with prior business travel obligations of the Employee; or (iv) any purported termination by the Corporation of the Employee's employment otherwise than as permitted by any Employment Agreement between the Employee and the Corporation.

      (f) "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to
Item 1(a) of the Current Report on Form 8-K, as in effect on January 1, 1988, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of any employee benefit plan of the Corporation, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; (ii) during any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Corporation (the "Board" generally and, as of the date of this Agreement, the "Incumbent Board") cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) the Corporation shall cease to be a publicly owned corporation having its outstanding Common Stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.

      (g) "Projected Compensation" shall mean (I) for any calendar year throughout which the Employee is employed by the Corporation, his Compensation (as defined in paragraph 3(b) hereof) for such year, and (ii) for any calendar year during or after which his employment has been terminated, the compensation the Employee would have received for such year if he had received (A) salary at a rate determined by projecting his annual rate of salary at the end of the last full calendar year of his employment forward at a rate equal to 5% in excess of the annual percentage change in the Consumer Price Index as published by the U.S. Bureau of Labor Statistics for such year and (B) a bonus equal to 40% of his salary as thus projected.
  4. If, prior to his Normal Retirement Date, the Employee shall voluntarily terminate his employment with the Corporation without Good Reason or his employment shall be terminated by the Corporation for Cause, he shall thereby forfeit all rights and benefits under this Agreement. If the employment of the Employee shall be terminated on or after his Normal Retirement date, or if, prior to that date but after the conditions of paragraph 2 hereof have been satisfied, the Employee shall voluntarily terminate his employment for Good Reason or his employment shall be terminated by the Corporation without Cause, this Agreement shall continue in full force and effect, and the Employee shall become entitled to the rights and benefits hereinafter set forth upon the occurrence of the events respectively giving rise thereto.

  5. If the Employee shall remain in employment by the Corporation until and shall reach his Normal Retirement Date, he shall be entitled to receive a supplemental retirement benefit under this Agreement which shall be at an annual rate equal to the amount by which

      (a) sixty percent (60%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years immediately preceding his Normal Retirement Date exceeds

      (b) the annual benefit, payable for the life of the Employee commencing on his Normal Retirement Date and without refund, which is the Actuarial Equivalent of that portion of the Employee's total accounts held under the Corporation's Individual Account Retirement Plan (the "IARP") which is attributable to contributions made to the IARP by the Corporation.

  Such supplemental retirement benefit shall commence on the Employee's actual retirement date and shall be payable in one of the benefit payment forms described in paragraph 8, as the Employee shall elect.

  6. If the Employee's employment by the Corporation shall be terminated (other than by reason of his death or disability) prior to his Normal Retirement Date under circumstances not resulting in his forfeiture of benefits and rights under paragraph 4 of this Agreement, he shall be entitled to receive a reduced supplemental retirement benefit under this Agreement which shall be at an annual rate computed as follows:

      (a)  There shall first be determined the amount by which

           (i) sixty percent (60%) of the Employee's average annual Compensation during those five(5) calendar years in which such Compensation on was highest during the ten (10) calendar years immediately preceding the year in which the termination of his employment occurs exceeds

            (ii) the annual benefit, payable for the life of the Employee commencing on the date of the termination of his employment and without refund, which is the Actuarial Equivalent of that portion of the Employee's total accounts under the IARP which is attributable to contributions made to the IARP by the Corporation.

      (b) The amount thus determined shall then be multiplied by a fraction in which the numerator shall be the number of full years of continuous service the Employee shall have completed prior to the termination of his employment and the denominator shall be the number of full years of continuous service he would have completed had he remained in the continuous service of the Corporation until his normal retirement date.

Such reduced supplemental retirement benefit shall commence on the first day of the month following the Employee's termination of employment and shall be payable in one of the benefit payment forms described in paragraph 8, as the Employee shall elect.

  Anything in this paragraph or paragraph 4 to the contrary notwithstanding, if, prior to his Normal Retirement Date but after a Change in Control of the Corporation shall have occurred, the Corporation shall terminate the Employee's employment other than for Cause, disability, or death or the employment of the Employee shall be terminated voluntarily by the Employee for Good Reason, he shall be entitled to elect to receive a supplemental retirement benefit under this Agreement, whether or not the Employee shall have then satisfied the conditions of paragraph 2 hereof, in lieu of any benefit he is entitled to receive under sub-paragraphs (a) and (b) of this paragraph 6, which shall be at an annual rate computed as follows:

      (c) If the Employee has not attained the age of 55 on the date his termination of employment occurs, his benefit shall be equal to the amount by which

           (i) sixty percent (60%) of the Employee's average annual Projected Compensation during those five (5) calendar years in which such Projected Compensation is highest during the ten (10) calendar years immediately preceding the year in which he would have attained age 55 exceeds

           (ii) the annual benefit, payable for the life of the Employee commencing on the date of the termination of his employment and without refund, which is the Actuarial Equivalent of that portion of the Employee's total accounts under the IARP which is attributable to contributions made to the IARP by the Corporation.

      (d If the Employee has attained age 55 on the date his termination of employment occurs, his benefit shall be equal to the amount determined under sub-paragraph (a) of this paragraph without the application of sub-paragraph
(b) hereof.

Such supplemental retirement benefit under sub-paragraph (c) or (d) hereof shall commence on the first day of the month following the month in which the Employee attains age 65 and shall be payable in one of the benefit payment forms described in paragraph 8, as the Employee shall elect.

  7. If in the opinion of the Corporation the Employee becomes totally and permanently disabled at any time while in the employment of the Corporation and after the conditions of paragraph 2 hereof have been satisfied, he shall become entitled to a disability benefit which shall be at an annual rate equal to the amount by which

      (a) seventy-five percent (75%) of the Employee's average annual Compensation during the last five (5) consecutive calendar years preceding the year in which his disability occurs exceeds

      (b) the annual benefit which the Employee would be entitled to receive under the Corporation's Long Term Disability Insurance Program if he was then eligible for benefits thereunder (regardless of whether he participates in said Program);

provided, however, that if the Employee is not entitled to receive any benefit under said Program, the disability benefit to which he is entitled hereunder shall be in an amount equal to forty percent (40%) of the Employee's average annual Compensation determined as provided in sub-paragraph (a) above, and provided further that the disability benefit to which the Employee is entitled hereunder shall in no event be less than five percent (5%) of his average annual Compensation determined as provided in sub-paragraph (a) above. Such disability benefit shall be payable in equal monthly installments, the first payment to be made on the first day of the month following that in which the Employee's salary is terminated because of such disability, and payments shall be made on the first day of each month thereafter so long as such total disability subsists and the Employee lives; provided, however, if the Employee lives until his Normal Retirement Date, he may thereupon elect to receive, in lieu of the disability benefit he had been receiving under this paragraph, the supplemental retirement benefit to which he would then be entitled under paragraph 6 if his employment by the Corporation had terminated other than by reason of disability on the date his disability occurred.

  8. The normal form in which the supplemental retirement benefit payable under paragraph 5 or 6 of this Agreement shall be paid shall be a monthly benefit payable for life and without refund. In lieu of such normal benefit payment form, the Employee may elect to receive his supplemental retirement benefit hereunder in the form of a monthly benefit payable for life with a period certain of up to 180 months, in the form of a monthly benefit payable for a period certain, or in the form of a monthly benefit payable for life with continuation of such payments (or a specified percentage thereof) to such beneficiary as the Employee may designate for the life of such beneficiary. The amount of benefit payable under each such alternative benefit payment form shall be the Actuarial Equivalent of the benefit payable in the normal form to which the Employee would otherwise be entitled hereunder. Any election of an alternative benefit payment form shall be made in writing and may be changed or rescinded by the Employee at any time prior to the date on which benefit payments are to commence. The Employee shall have the right to designate in writing the beneficiary or beneficiaries to receive the benefit, if any, which is payable under any benefit payment form after the Employee's death and may change his designation of beneficiary from time to time, at any time prior to the date on which benefit payments are to commence. If there shall be no beneficiary designated and surviving at the Employee's death, the estate of the Employee shall be the beneficiary. Whenever any benefits hereunder become payable to the beneficiary of the Employee, the Corporation may, in its discretion, authorize payment of such benefits to the beneficiary in a single lump sum which is the Actuarial Equivalent of such benefits.

  Anything in this paragraph 8 to the contrary notwithstanding, at any time after the date on which benefit payments commence, the Employee may elect to receive his benefits hereunder in a single lump sum in an amount which is equal to 90% of the Actuarial Equivalent of the benefit payable in the normal form to which the Employee is otherwise entitled hereunder on the date as of which such election is made.

  9. If the Employee shall die while currently receiving a supplemental retirement benefit under the provisions of paragraph 5 or 6 of this Agreement (or after his Normal Retirement Date while currently receiving a supplemental retirement benefit in lieu of the disability benefit provided under paragraph
7) and the Employee shall have elected a benefit payment form other than a monthly benefit payable for life with no period certain, any benefits payable after his death shall be paid to his beneficiary in accordance with the provisions of the benefit payment form elected by the Employee. If the Employee shall die having reached his Normal Retirement Date but prior to his actual retirement date and the Employee shall have elected a benefit payment form other than a monthly benefit payable for life with no period certain, benefits shall be paid to his beneficiary as if the Employee had commenced to receive benefits under on the first day of the month in which his death occurred. If the Employee shall die after the conditions of paragraph 2 have been satisfied and while in the active employ of the Corporation but prior to his Normal Retirement Date, or if the Employee shall die while currently receiving a disability benefit under paragraph 7 but prior to his Normal Retirement Date, a death benefit shall be paid to the Employee's beneficiary, in lieu of any other benefit under this Agreement, which shall be at an annual rate equal to thirty-five percent (35%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years immediately preceding the year in which his death occurs or the year in which his disability occurred, as the case may be. Such death benefit shall be payable in equal monthly installments beginning on the first day of the month following that in which the death of the Employee occurs and continuing thereafter for a period certain of 120 months; provided that the Beneficiary entitled thereto may elect to have such benefit paid in any of the forms described in paragraph 8 in an amount which is the Actuarial Equivalent of the form of benefit otherwise payable under this paragraph.

  If the Employee shall die after having become entitled to a benefit under sub-paragraph (c) or (d) of paragraph 6 hereof but prior to attaining age 65, a death benefit shall be paid to the Employee's beneficiary, in lieu of any other benefit under this Agreement, which shall be the single sum Actuarial Equivalent value as of the Employee's death of the benefit to which he would have been entitled had he survived to age 65. Such death benefit shall be payable in a lump sum as soon as practicable after the Employee's death; provided that the beneficiary entitled thereto may elect to have such death benefit paid in any of the forms described in paragraph 8.

  10. Anything in this Agreement to the contrary notwithstanding, if at any time following termination of his employment with the Corporation the Employee shall directly or indirectly compete with the Corporation (which shall be deemed to include any subsidiary or affiliate of the Corporation), whether as an individual proprietor or entrepreneur or as an officer, employee, partner, stockholder, or in any capacity connected with any enterprise, in any business in which the Corporation is engaged at the time of the termination of the Employee's employment within any state or possession of the United States of America or any foreign country within which business is then specifically planned by the Corporation to be conducted, the Corporation may suspend the payment of any benefits hereunder to the Employee until such competition shall have ceased, and in the event such competition by the Employee shall not have ceased to the satisfaction of the Corporation within 90 days after the Corporation shall have given written notice to the Employee to cease the conduct thereof, the Corporation may at any time thereafter terminate its obligations under this Agreement. For the purpose of the preceding sentence, conducting business, doing business, or engaging in business shall be deemed to embrace sales to customers or performance of services for customers who are within a relevant geographical area, without any necessity of any presence of the Corporation therein. Nothing herein, however, shall prohibit the Employee from acquiring or holding any issue of stock or securities of any company which has any securities listed on a national exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own more than five percent (5%) of the voting securities of any such company.

  11. This Agreement is an unfunded plan maintained for the purpose of providing deferred compensation for one of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

  The Corporation will make all benefit payments hereunder solely on a current disbursement basis out of the general assets of the Corporation, including without limitation from assets held in any grantor trust established by the Corporation for the purpose of making some or all of such payments.

  12. This Agreement shall bind and run to the benefit of the successors and assigns of the Corporation, including any corporation or other form of business organization with which it may merge or consolidate or to which it may transfer substantially all of its assets.

  13. The rights of the Employee under this Agreement shall not be assigned, hypothecated, or otherwise transferred in any manner.

  14. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

  IN WITNESS WHEREOF, the Employee has hereunto signed his name and Crompton & Knowles Corporation has caused this instrument to be executed in its name and on its behalf by its duly authorized officer, as of the 18th day of October, 1995.

                                                Employee


                                                CROMPTON & KNOWLES CORPORATION